FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) December 3, 2004
                                                         ----------------

                  ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


   Colorado                   000-50764                     20-0003432
---------------              ----------              --------------------------
(State or other              (Commission             (IRS Employer File Number)
jurisdiction of              File No.)
incorporation)


              1440 Blake Street, Suite 310, Denver, Colorado 80202
          -----------------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (303) 468-3974
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Development Corp. and its subsidiaries.


Item 7.01
Regulation FD Disclosure
------------------------



                     Across America Real Estate Development
               Welcomes Chuck Berling as Executive Vice President


             Berling Brings over 25 years of Real Estate Experience

Denver, Colo., December 3, 2004 -- Across America Real Estate Development (AARD.PK) a national publicly traded company that is a developer partner offering 100% financing for build to suit real estate projects and financing for those transactions where a bank requires developer equity announced the appointment of Charles J. Berling as Executive Vice President and Managing Director of Operations. Mr. Berling will be responsible for due diligence and coordination of AARD's real estate projects and will a provide national perspective as well as operational expertise in the Company's on going build-to-suit program.

"We are pleased that a senior industry expert like Chuck Berling has joined our management team." said Alex Lagerborg President and CEO of AARD. "His extensive experience will be instrumental as we continue to execute our business plan. AARD is dedicated to enhancing our management team with executives of Chuck's caliber as Across America Real Estate Development positions itself to be a leader in bringing expertise as well as funding to the small box real estate development business."

Mr. Berling was formerly the Director of Real Estate for All Terrain Property Funds. Mr. Berling serves as a member of the board of directors of Matrix Capital Bank. He is a full member of the Urban Land Institute and the University of Colorado Real Estate Council. Chuck formerly served as a senior executive with Homart Development Co., Glacier Park Co. and Beta West Properties. Chuck is a graduate of Princeton University. Chuck has a strong track record of proven business leadership with major corporations and extensive experience in real estate and finance which will provide added depth to AARD.

Mr. Berling has been and will remain a Board member of AARD.


Contact:          Alexander V. Lagerborg
                  Across America Real Estate
                  303-468-3974 - voice
                  720-932-9397 - fax
                  alagerborg@aard.us

This press release can also contain certain information about AARD business prospects and financial projections. These are only prospects and projections based upon good faith current expectations of the management of AARD. This information is based on assumptions as to future events that are inherently uncertain and subjective. AARD makes no representation or warranty as to the attainability of such assumptions or as to whether future results will occur as projected. You are expected to conduct your own investigation with regard to AARD and its prospects.

Additional information can be found at the Company's web site at www.aard.us. Copies may also be obtained by contacting Across America's offices at 303-468-3974. The Company assumes no obligation to update the information in this press release.


                                    ---End---



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                             Across America Real Estate Development Corp.



Dated: December 3, 2004      By  /s/ Alexander V. Lagerborg
                                 --------------------------
                                 Alexander V. Lagerborg, Chief Executive Officer












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